Exhibit 10.11
CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
REDACTED Version of Exhibit 10.11
Translation
CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.
Agreement Concerning the Establishment
of the Aohai Radiotherapy Treatment and Diagnosis Research Center

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Section I General Provision
In accordance with applicable PRC laws and regulations, The Chinese People’s Liberation Army Navy General Hospital and Beijing Our Medical Equipment Development Co., Ltd., based on the principle of equality and mutual benefit, agree to jointly establish “Aohai Radiotherapy and Diagnosis Research Center” at the Navy General Hospital in Beijing.
Section II Parties of Cooperation
Article 1 The Parties to this Contract are as follows:
Party A: The Chinese People’s Liberation Army Navy General Hospital, registered in Beijing
Address: No. 6 Fucheng Road, Beijing
Legal Representative: Ye Yang
Title: President
Party B: Beijing Our Medical Equipment Development Co., Ltd., registered in Beijing
Address: Room 408, the 4th floor, Capital Hotel, No. 3 Qianmen East Avenue, Beijing
Legal Representative: Jun Song
Title: General Manager
Section III Joint Establishment of
Aohai Radiotherapy and Diagnosis Research Center
Article 2 Both parties agree to jointly invest in and establish “Aohai Radiotherapy Treatment and Diagnosis Research Center” (“the Center”) in Beijing in compliance with applicable laws and regulations.
Article 3 Legal address of the Center: No. 6 Fucheng Rd., Beijing
Article 4 All activities of the Center shall be in compliance with all applicable laws and regulations of PRC.
Article 5 The finances of the Center shall be accounted for independently, with independent books and an independent account. The chief accountant will be designated by Party B while the cashier will be appointed by Party A.
Article 6 The Center’s operating costs shall include costs and expenses for repair and maintenance of the Center (including repair and maintenance of premises and equipment, etc.); staff bonus; water and power utilities and office expenses; expenses for replacements of cobalt resources and other costs and expenses to be paid by the Center.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Article 7 The Center will settle its accounts on a monthly basis. After the deduction of its operating cost, the earnings of the center will be distributed between the Parties based on the profit sharing ratio stipulated herein.
Section IV Purpose and Method of Cooperation and Profit Sharing Arrangement
Article 8 Purpose of Cooperation. The Center is established at the Navy General Hospital with a view to actively pursuing radiotherapy, diagnosis and research work and enhancing diagnosis and therapy performance.
Article 9 Method of Cooperation: Party B shall contribute one unit of China-made OUR-XGD III rotating focalizing gamma knife equipment, and Party A shall provide the requisite premises and medical staff which meet the requirements of operation of the gamma knife equipment.
Term of Cooperation: 20 years.
Profit-Sharing Percentage:
After the opening of the Center,
Year ***: Party A and Party B will share the profit on a *** basis
Year ***: Party A and Party B will share the profit on a *** basis
Year ***: Party A and Party B will share the profit on a *** basis
Year ***: Party A and Party B will share the profit on a *** basis
Section V Responsibilities of the Parties
Article 10 Party A and Party B shall each be responsible for fulfilling their respective responsibilities below:
Party A’s Responsibilities:
1. To start handling relevant approval application procedures for the establishment of the Center with relevant authorities upon the date of execution hereof;
2. To study and decide, in conjunction with Party B, the organization layout and construction plan of the Center; and implement the specific construction work of the Center;
3. To put in place the infrastructure facilities, including water, power and transportation, and etc.;
4. To recommend medical staff required by the Center; and
5. To handle other matters mandated by the Center.
Party B’s Responsibilities:
1. To carry out the investment of the China-made OUR-XGD III rotating focalizing gamma knife equipment;
2. To start arranging for the procurement of the China-made OUR-XGD III rotating focalizing gamma knife equipment upon the date of execution hereof;
3. To arrange for the domestic training of the medical professionals of the Center and organizing their study tour to the U.S.A.;

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
4. To study and decide, in conjunction with Party A, the organization layout and construction plan of the Center, and assist Party A with the construction work; and
5. To handle other matters mandated by the Center.
Section VI Board of Directors
Article 11 The board of directors shall be the supreme power organ of the Center. The board of directors shall be composed of five members, including three members appointed by Party A and two members appointed by Party B. The board shall have one chairman, which shall be appointed by Party B and shall be vested with the veto power. The board shall have one vice chairman, which shall be appointed by Party A. The chairman and the directors shall serve a term of four years and may be reelected if recommended by their appointing party.
Article 12 Being the supreme power organ of the Center, the board of directors shall have the power to decide all material matters of the Center. The following material matters of the Center shall be subject to unanimous approval:
1. Formulation and amendment of the articles of association of the Center
2. Termination and dissolution of the Center
3. Material financial matters of the Center
4. Material personnel arrangement of the Center
5. Other material matters of the Center.
Article 13 If, for any cause, the chairman is unable to perform his/her duty, the chairman may temporarily authorize the vice chairman or another director to perform such duty on his/her behalf.
Article 14 The board meeting will be held twice a year, generally one in the first half of the year and one in the second half of the year. The chairman will be responsible for convening and presiding over such meetings. When proposed by more than one half of the directors, the chairman may convene an extraordinary meeting. The meeting minutes shall be kept and archived.
Section VII Management Body
Article 15 The Center will establish a management body which shall be responsible for the Center’s daily management work. The management body will have one director to be recommended by Party A and one vice director to be recommended by Party B, and both will serve a term of four years upon consideration, approval and appointment by the board.
Article 16 The director shall be responsible for executing various resolutions of the board meetings and organizing and supervising daily business management of the Center, while the vice director shall assist with the director’s work. The management body may

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
have divisional supervisors who shall take charge of the work of various divisions and carry out assignments delegated by the director and the vice director.
Article 17 If either the director or the vice director abuses his/her office for personal gain or is in gross breach of his/her duties, he/she may be removed at any time upon a resolution of the board of directors.
Section VIII Labor Management
Article 18 Matters relating to the employment, termination, salary, labor insurance, labor protection, living benefits and awards and disciplinary matters of the staff of the Center will be implemented in accordance with applicable administrative rules and regulations of labor of Beijing, or will be governed by the labor contracts between the Center and the individual employees in light of the relevant plans considered and determined by the board of directors. The matters relating to the affiliations of the Center’s staff with the CCP or other politics parties, the Labor Union and the Communist Youth League will be administered by the Navy General Hospital on a centralized basis. Once executed, the labor contracts will be filed with the Beijing Administration of Labor Affairs for record.
Article 19 Matters relating to the appointment, salary and compensation, social insurance, welfare, traveling expenses, and etc., of the Center’s staff will be deliberated and decided by the Board meetings.
Section IX Taxation and Financial Audit
Article 20 Each party shall be responsible for its own taxation matters in relation to the Center.
Article 21 The Center shall allocate employee welfare and bonus funds in line with applicable rules and regulations of the Ministry of Health and Beijing Municipality. The percentage of such allocation for each year will be decided by the board of directors based on the income and expenses of the Center.
Article 22 The Center shall, in compliance with applicable laws and regulations of both the nation and Beijing Municipality, set up the accounting department with financial and accounting personnel and establish its accounting system.
Section X Ownership of Equipment
Article 23 The OUR Gamma Knife and its accessory equipment shall be owned by Party B during the period of cooperation.
Section XI Insurance

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Article 24 The Center will take out its insurances with insurers, with the insurance coverage, value and term to be decided by the board of directors in accordance with the stipulations of the insurers.
Section XII Modification, Amendment and Termination of Contract
Article 25 Any change or termination of this Contract and its annex will not be effective unless such change or termination is effected by way of a written instrument of the Parties.
Article 26 The Parties may, upon negotiation and agreement, early terminate this Contract if it becomes impossible to perform this Contract due to any force majeure or the Center suffers losses for consecutive years so that it becomes unable to be operated.
Article 27 If a Party fails to perform its obligations or grossly breaches the provisions under the Contract and thereby prevents the Center from being operated or from achieving the operative objectives hereunder, such Party shall be deemed a breaching Party and shall be deemed to have terminated this Contract and the non-breaching party shall have the right to claim against the breaching party and to terminate the Contract. Should the operation continue, the breaching party shall indemnify the non-breaching party for its economic losses.
Section XIII Liabilities for Breach of Contract
Article 28 If, due to the misconduct of a Party, this Contract and its annex cannot be performed in full or in part, such Party shall bear liabilities for breach of contract.
Section XIV Force Majeure
Article 29 In the event of any force majeure event, which is unforeseeable and the occurrence and effect of which is unpreventable or unavoidable, including but not limited to earthquake, typhoon, flood, fire and war, the relevant party shall immediately notify the other party by telegraph of the circumstances of such event, and shall provide a report regarding the details of the event, along with the reasons for the failure of, or the need to extend, the performance of the Contract and valid attesting document therefor, which document shall be issued by a notary body of the place of the event. In accordance with the impact of the event on the performance of the Contract, the Parties will negotiate and discuss whether to terminate this Contract, or partially release the obligation of performing this Contract, or extend the performance of this Contract.
Section XV Governing Law
Article 30 The execution, effectiveness, construction, performance and dispute resolution of this Contract shall be governed by the laws of the People’s Republic of China.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Section XVI Dispute Resolution
Article 31 Any dispute arising out of or in connection with this Contract or its performance shall be resolved through friendly negotiations, failing which, such dispute shall be submitted to the arbitration body or the People’s court of the place of execution of this Contract for arbitration or adjudication.
Article 32 During the course of arbitration, except for the parts in dispute and under arbitration, this Contract will continue to be performed.
Section XVII Effectiveness and Miscellaneous
Article 33 This Contract and its annex shall become effective immediately upon execution by the Parties’ legal representatives or authorized representatives.
Article 34 Any notice from and to each Party, when sent by telegraph or fax and when it concerns the rights and obligations of a Party, shall be followed by a formal written letter of notice. The legal addresses of the Parties listed in this Contract shall be the addresses of the Parties for the purpose of receiving such notices.
Article 35 No change of the legal representative of either Party shall affect the normal performance of this Contract.
Article 36 This Contract shall be executed in four originals, with each party holding two copies, each of which shall have the same force and effect.

Party A:	Party B:
(affixed with the seal of The Chinese	(affixed with the seal of Beijing Our
People’s Liberation Army Navy General	Medical Equipment Development Co.,
Hospital)	Ltd.)

Signature of Legal Representative:	Signature of Legal Representative:
(affixed with the signature of Yang Ye)	(affixed with the signature of Jun Song)
September 19, 1995